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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Manpower Inc., our report dated January 28, 2002, included in the 2001 Annual Report to Shareholders of Manpower Inc. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

         We also consent to the incorporation of our reports included (or incorporated by reference) in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-40441, 33-51336, 33-55264, 33-84736, 333-1040, 333-31021, 333-82457,
333-82459 and 333-66656), the Company's Registration Statements on Form S-3 (File Nos. 33-89660, 333-6545 and 333-71040) and the Company's Registration Statements on Form S-4 (File Nos. 333-650 and 33-95896).


                                                     /s/ Arthur Andersen LLP


                                                     ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 28, 2002